UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 4, 2015

CELL SOURCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55413	32-0379665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Yigal Alon Street Tel Aviv, Israel	67433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 972 3 562-1755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 4, 2015, Cell Source, Inc., a Nevada corporation (the “Company”), entered into a consulting and advisory agreement (the “Agreement”) with Dr. Terry B. Strom (“Consultant”). Unless terminated earlier at the option of the Company, the Agreement terminates on May 21, 2017. Pursuant to the Agreement, Consultant shall, in the capacity of independent contractor, serve as Chairman of the Company’s Scientific Advisory Board (the “SAB”), and be available to advise and collaborate with the Company or the SAB. The Company agreed to compensation consisting of (i) quarterly payments to the Consultant of $3,000 for Consultant’s serving as Chairman of the SAB; (ii) issuance to Consultant of 120,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.75, which Warrants shall vest quarterly over the course of the term of the Agreement; and (iii) payments of $1,000 per day of each symposium meeting at which Consultant is present, with travel expenses to be reimbursed by the Company. The Company and Consultant have agreed that payments will commence after certain milestones. The issuance of the Warrants and the Common Stock issuable upon exercise of the Warrants are deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On June 4, 2015, the Company released a press release announcing the addition of Dr. Strom to the SAB.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement which is attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting/Advisory Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 10, 2015

CELL SOURCE, INC.

By:	/s/ Itamar Shimrat
Name: Itamar Shimrat
Title: Chief Executive Officer